EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (Forms S-3 No. 333-24083 and 333-143244 and Forms S-8 No. 333-38929 and 333-103453) of Meadowbrook Insurance Group, Inc. of our report dated March 14, 2008, with respect to the consolidated financial statements and schedules of Meadowbrook Insurance Group, Inc., and the effectiveness of internal control over financial reporting of Meadowbrook Insurance Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Detroit, Michigan
March 14, 2008